Form 10-K, Exhibit 13
period 2005-12-31
NATIONAL HEALTHCARE CORP
filed 2006-03-16
CIK 1047335

                                   EXHIBIT 13

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                         ON FINANCIAL STATEMENT SCHEDULE

Board of Directors and Stockholders
National HealthCare Corporation
Murfreesboro, Tennessee

      The audit referred to in our report dated March 10, 2006 relating to the consolidated financial statements of National HealthCare Corporation, which is contained in Item 8 of this Form 10-K included the audit of the 2005 and 2004 financial statement schedule listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based upon our audits.

      In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein.

/s/ BDO SEIDMAN, LLP

Memphis, Tennessee
March 10, 2006

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                         ON FINANCIAL STATEMENT SCHEDULE

The Board of Directors and Stockholders of National HealthCare Corporation:

      We have audited the consolidated statements of income, cash flows and stockholders' equity of National HealthCare Corporation for the year ended December 31, 2003, and have issued our report thereon dated February 9, 2004 (included elsewhere in this Form 10-K). Our audit also included the financial statement schedule for the year ended December 31, 2003 referenced in Item 15 of this Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

      In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

Nashville, Tennessee
February 9, 2004

                         NATIONAL HEALTHCARE CORPORATION
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
                                 (in thousands)

       Column A            Column B           Column C              Column D        Column E
       --------            --------   ------------------------    -------------   -----------
                                             Additions
                                      ------------------------
                           Balance-   Charged to    Charged to
                          Beginning   Costs and       other                       Balance-End
Description               of Period    Expenses      Accounts     Deductions(1)    of Period
-----------               ---------   ----------    ----------    -------------   -----------
For the year ended
     December 31,
     2003 - Allowance
     for doubtful
     accounts             $   8,161   $       55     $     --       $   1,465     $   6,751
                          =========   ==========     ========       =========     =========

For the year ended
     December 31,
     2004 - Allowance
     for doubtful
     accounts             $   6,751   $    2,175     $     --       $   4,033     $   4,893
                          =========   ==========     ========       =========     =========

For the year ended
     December 31,
     2005 - Allowance
     for doubtful
     accounts             $   4,893   $    2,641     $     --       $   1,433     $   6,101
                          =========   ==========     ========       =========     =========

----------
(1)  Amounts written off, net of recoveries.